AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 1998
                          REGISTRATION NO. 333-_______
============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                            OSTEX INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                   WASHINGTON
         (State or Other Jurisdiction of Incorporation or Organization)
                                   91-1450247
                      (I.R.S. Employer Identification No.)

                        2203 AIRPORT WAY SOUTH, SUITE 400
                            SEATTLE, WASHINGTON 98134
          (Address of Principal Executive Offices, Including Zip Code)

                            OSTEX INTERNATIONAL, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                                       and
                            OSTEX INTERNATIONAL, INC.
         AMENDED AND RESTATED DIRECTORS' NONQUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plans)
                              ---------------------
      Robert M. Littauer                             COPY TO:
   Ostex International, Inc.                    Stephen M. Graham
2203 Airport Way South, Suite 400                Perkins Coie LLP
  Seattle, Washington 98134               1201 Third Avenue, 40th Floor
      (206) 292-8082                      Seattle, Washington 98101-3099
(Name, Address and Telephone Number,            (206) 583-8888
   Including Area Code, of
    Agent for Service)

                      -------------------


                         CALCULATION OF REGISTRATION FEE
============================== ================== ========================== ========================= ====================
                                                      PROPOSED MAXIMUM           PROPOSED MAXIMUM
     TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE           AGGREGATE OFFERING          AMOUNT OF
      TO BE REGISTERED         REGISTERED(3)(4)         PER SHARE(1)                 PRICE(1)           REGISTRATION FEE
============================== ================== ========================== ========================= ====================
============================== ================== ========================== ========================= ====================

COMMON STOCK, $.01 PAR VALUE
PER SHARE(2)
  1994 Stock Option Plan           1,000,000                $2.63                   $2,630,000                     $776

  Directors' Nonqualified
   Stock Option Plan                 100,000                $2.63                   $  263,000                      $78
                                                                                                                  -----
                                                                                                             Total $854
============================== ================== ========================== ========================= ====================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $2.63, based on the average of the high sales price ($2.75) and the low sales price ($2.50) for the Registrant's Common Stock as reported on the Nasdaq National Market on January 6, 1998.
(2) Includes rights to purchase Series A Junior Participating Preferred Stock, par value $.01 per share, associated with the Common Stock.
(3) Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Amended and Restated 1994 Stock Option Plan and the Amended and Restated Directors' Nonqualified Stock Option Plan as the result of any future stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or similar adjustment of the Registrant's outstanding Common Stock.
(4) Prior Form S-8 Registration Statement No. 333-4802, filed by the Registrant on May 6, 1996, registered an aggregate of 1,000,000 shares of the Registrant's Common Stock, of which 750,000 shares were allocated to the 1994 Stock Option Plan and 250,000 shares were allocated to the Directors' Nonqualified Stock Option Plan.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, filed on March 31, 1997 with the Securities and Exchange Commission (the "Commission") under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains certified financial statements for the most recent fiscal year for which such statements have been filed;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 6, 1996 (Registration No. 0-25250) under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors, officers, employees and agents of the Registrant and those serving at the Registrant's request in similar positions in any other corporation, partnership, joint venture, trust or other enterprise in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 9 of the Registrant's Amended and Restated Articles of Incorporation provides for indemnification of the Registrant's directors and officers, to the full extent permissible by applicable law as then in effect, against all expenses and liabilities (including any obligation to pay any judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or expense incurred with respect to the proceeding, including attorney's fees) actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, in which the director or officer is, was or is threatened to be made a party to or is otherwise involved in by reason of the fact that the director or officer is or was a director or officer of the Registrant, or, by reason of the fact that, while a director or officer of the Registrant, such director or officer is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise. The director or officer will not be indemnified for any proceeding initiated by such director or officer unless such proceeding was, prior to its initiation, authorized by the Registrant's Board of Directors or unless the proceeding is to enforce the rights of indemnification. No indemnity may be provided by the Registrant for acts or omissions of an indemnified director finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of such director finally adjudged to be in violation of Section 23B.08.310 of the WBCA, for any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled, or to the extent the corporation is otherwise prohibited by applicable law from paying such indemnification.

         Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 8 of the Registrant's Amended and Restated Articles of Incorporation provides for limitation of director liability to the maximum extent permitted by the WBCA.

         The  Registrant  also  maintains  an  insurance   policy  insuring  its
directors and officers against liability for certain acts or omissions while acting in their official capacity.

ITEM 8.  EXHIBITS

     EXHIBIT
     NUMBER        DESCRIPTION
     ------        ---------------------------------------------------
       5.1         Opinion of Perkins Coie LLP regarding legality of the Common
                   Stock being registered

      23.1         Consent of Arthur Andersen LLP (contained in this Form S-8)

      23.2 Consent of Perkins Coie LLP (included in its Opinion filed as Exhibit 5.1)

      24.1         Power of Attorney (see Signature Page in this Form S-8)

      99.1         Ostex International, Inc. Amended and Restated 1994 Stock
                   Option Plan

      99.2         Amendment, dated July 16, 1997, to Ostex International, Inc.
                   Amended and Restated 1994 Stock Option Plan

      99.3 Ostex International, Inc. Amended and Restated Directors' Nonqualified Stock Option Plan

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended
(the "Securities Act");

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that clauses (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 9th day of January, 1998.

                                   OSTEX INTERNATIONAL, INC.

                                   By  /S/ ROBERT M. LITTAUER
                                     ------------------------------------
                                           Robert M. Littauer
                              Senior Vice President, Finance and Administration
                                  Principal Financial and Accounting Officer

                                POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Robert M. Littauer and John M. Brenneman, and each of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission or any regulatory authority.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of January, 1998.

              SIGNATURE                             TITLE

------------------------------------      --------------------------

      /s/ Thomas A. Bologna               Chief Executive Officer and President,
------------------------------------                Director
        Thomas A. Bologna


     /s/ Robert M. Littauer               Senior Vice President, Finance and
------------------------------------              Administration
        Robert M. Littauer            Principal Financial and Accounting Officer


      /s/ Thomas J. Cable                 Chairman of the Board
------------------------------------
         Thomas J. Cable

                                          Director
------------------------------------
      Elisabeth L. Evans, M.D.

      /s/ David R. Eyre                   Director
------------------------------------
         David R. Eyre

     /s/ Fredric J. Feldman               Director
------------------------------------
        Fredric J. Feldman

  /s/ Gilbert S. Omenn, M.D., Ph.D.       Director
------------------------------------
     Gilbert S. Omenn, M.D., Ph.D.

      /s/ Gregory D. Phelps               Director
------------------------------------
        Gregory D. Phelps

     /s/ John H. Trimmer                  Director
------------------------------------
        John H. Trimmer

                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          ------------------------------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S 8 of our report dated February 12, 1997 included in Ostex International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this registration statement.



/s/   ARTHUR ANDERSEN LLP

Seattle, Washington
January 9, 1998

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
-----------     ------------------------------------------

   5.1 Opinion of Perkins Coie LLP regarding legality of Common Stock being registered

  23.1          Consent of Arthur Andersen LLP (contained in Form S-8)

  23.2          Consent of Perkins Coie LLP (included in its Opinion filed as
                Exhibit 5.1)

  24.1          Power of Attorney (see Signature Page in Form S-8)

  99.1          Ostex International, Inc. Amended and Restated 1994 Stock
                Option Plan

  99.2          Amendment, dated July 16, 1997, to Ostex International, Inc.
                Amended and Restated 1994 Stock Option Plan

  99.3 Ostex International, Inc. Amended and Restated Directors' Nonqualified Stock Option Plan